Exhibit 10.19(C)

ZYNERBA PHARMACUETICALS, INC.

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

INCENTIVE STOCK OPTION GRANT

This INCENTIVE STOCK OPTION GRANT AGREEMENT (this “Agreement”), dated as of                  (the “Date of Grant”), is delivered by Zynerba Pharmaceuticals, Inc. (the “Company”) to                    (the “Grantee”).

RECITALS

A.                                    The Zynerba Pharmaceuticals, Inc. 2014 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company.  The Board of Directors of the Company (the “Board”) has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

B.                                    The Board is authorized to appoint a committee to administer the Plan.  If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.                                      Grant of Option.

(a)                                 Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Grantee an incentive stock option (the “Option”) to purchase         shares of common stock of the Company (“Shares”) at an exercise price of $       per Share.  The Option shall become exercisable according to Paragraph 2 below.

(b)                                 The Option is designated as an incentive stock option, as described in Paragraph 5 below.  However, if and to the extent the Option exceeds the limits for an incentive stock option, as described in Paragraph 5, the Option shall be a nonqualified stock option.

2.                                      Vesting and Exercisability of Option.  The Option shall become vested and exercisable on the following dates, if the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable vesting date (each, a “Vesting Date”):

Twenty five percent (25%) on                with the balance vesting in twelve equal quarterly installments thereafter, so that each option is 100% vested on the fourth anniversary of the Date of Grant.

The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.  If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share.

3.                                      Term of Option.

(a)                                 The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)                                 The Option shall automatically terminate upon the happening of the first of the following events:

(i)                                     The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause (as defined in the Plan).

(ii)                                  The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability.

(iii)                               The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the Grantee ceases to be so employed or provide services on account of a termination described in subparagraph (i) above.

(iv)                              The date on which the Grantee ceases to be employed by, or provide service to, the Employer for Cause.  In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate, and the Grantee shall automatically forfeit all Shares underlying any exercised portion of the Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the exercise price paid by the Grantee for such Shares.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant.  Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.                                      Exercise Procedures.

(a)                                 Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment.  Payment of the exercise price shall be made in accordance with procedures established by the Board from time to time based on type of payment being made but, in any event, prior to issuance of the Shares.  The Grantee shall pay the exercise price (i) in cash, (ii) unless the Board determines otherwise, by delivering Shares owned by the Grantee and having a Fair Market Value (as defined in the Plan) on the date of exercise at least equal to the exercise price or by attestation (on a form prescribed by the Board) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by surrender of all or any part of the vested

Shares for the Option is exercisable to the Company for an appreciation distribution payable in shares of common stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of common stock subject to the surrendered portion exceeds the aggregate exercise price payable for those shares, or (v) by such other method as the Board may approve.  The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)                                 The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)                                  All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Board approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.                                      Designation as Incentive Stock Option.

(a)                                 This Option is designated an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  If the aggregate fair market value of the stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422 of the Code.  If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

(b)                                 The Grantee understands that favorable incentive stock option tax treatment is available only if the Option is exercised while the Grantee is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the Grantee ceases to be an employee.  The Grantee understands that the Grantee is responsible for the income tax consequences of the Option, and, among other tax consequences, the Grantee understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised.  The Grantee will consult with his or her tax adviser regarding the tax consequences of the Option.

(c)                                  The Grantee agrees that the Grantee shall immediately notify the Company in writing if the Grantee sells or otherwise disposes of any Shares acquired upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two years after the Date of Grant or (ii) one year after the exercise of the Option.  The Grantee also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

6.                                      Change of Control.  The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

7.                                      Restrictions on Exercise.  Only the Grantee may exercise the Option during the Grantee’s lifetime.  After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8.                                      Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.                                      No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time.  The right of the Employer to terminate the Grantee’s employment or service at any time for any reason is specifically reserved.

10.                               No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11.                               Assignment and Transfers.  The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

12.                               Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.                               Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at                            , and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

ZZYNERBA PHARMACEUTICALS, INC.

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby further agree that all the decisions and determinations of the Board shall be final and binding.

Grantee:

Date of Grant:
Option Amount:
Option Price: